EXHIBIT 23 (p)





                            RESTATED CODE OF ETHICS
                                       OF
                        BRIDGES INVESTMENT FUND, INC. &
                        BRIDGES INVESTMENT COUNSEL, INC.

PREAMBLE

     This Restated Code of Ethics represents a replacement to the Code of Ethics adopted by Bridges Investment Fund, Inc. and Bridges Investment Counsel, Inc. on January 12, 1982 and subsequently amended on December 6, 1994 and October 12, 1999. The restatement of the Code of Ethics is in response to an amendment to Rule 17j-1 of the General Rules and Regulations under the Investment Company Act of 1940, as amended. The effective date of this Code is retroactive to May 1, 1981.

SECTION 1 _ DEFINITIONS

     The following definitions establish the applicability of this Code of Ethics to various persons and situations:

          (a) "Advisor" means Bridges Investment Counsel, Inc. and any other investment advisor for the Fund.

          (b)  "Fund" means Bridges Investment Fund, Inc.

          (c) "Investment Company" means a company registered as such under the Investment Company Act of 1940 and for which the Advisor is the investment advisor.

          (d)  "Access Person" means:

               (i) any director, officer, general partner or Advisory Person of the Fund;

               (ii) any director, officer, general partner or Advisory Person of an Adviser who is primarily engaged in a business or businesses other than advising investment companies registered under the Investment Company Act or other advisory clients as defined in paragraph (a)(1)(i)(B) of Rule 17j-1, who, with respect to an investment company registered under the Investment Company Act, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to an investment company registered under the Investment Company Act; and

               (iii)     any director, officer or general partner of the
                    principal underwriter, if any, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties on the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

          (e)  "Advisory Person" of the Fund or of the Advisor means:

               (i) any employee of the Fund or the Advisor, or of any company in a control relationship to the Fund or Advisor, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

               (ii) any natural person in a control relationship to the
                    Fund or Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

               A person does not become an "Advisory Person" by virtue of the following conditions:

                    (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

                    (2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

               The phrase " . . . makes the purchase or sale . . ." is intended to mean someone who places orders or otherwise arranges transactions for the Fund.

          (f) "Affiliated Person" as defined in Section 2(a)(3) of the Investment Company Act of 1940 means:

                    (i) a person directly or indirectly owning, controlling, or holding the power to vote, 5 percent or more of the outstanding voting securities of such other person;

                    (ii) any person 5 percent or more of whose outstanding
                         voting securities are directly or indirectly owned custodially or held with the power of vote by such other person;

                    (iii)any person directly or indirectly controlling,
                         controlled by, or under common control with such other person;

                    (iv) any officer, director, partner, co-partner or employee of such other person;

                    (v) if such other person is an investment company, any investment advisor thereof or any member of an advisory board thereof; and

                    (vi) if such other person is an unincorporated investment
                         company not having a board of directors, the depositor thereof.

          (g) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

          (h)  "Control" shall have the same meaning as that set forth in
               Section 2(a)(9) of the Investment Company Act.

          (i) "Disinterested Director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Investment Company Act.

          (j) "Purchase or sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.

          (k) "Covered Security" means a security as defined in section 2(a)(36) of the Investment Company Act, except that it does not include:

               (i)  Direct obligations of the Government of the United States;

               (ii) Bankers' acceptances, bank certificates of deposit,
                    commercial paper, and high quality short-term debt instruments, including repurchase agreements; and

               (iii)Shares issued by open-end investment companies
                    registered under the Investment Company Act.

          (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

          (m)  "Security Held or to be Acquired" means:

               (i)  Any Covered Security which, within the most recent 15 days:

                    (A)  is or has been held by the Fund; or

                    (B) is being or has been considered by the Fund or Advisor for purchase by the Fund; and

               (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in
                    Section 1(m)(i).

SECTION 2 _ EXEMPTED TRANSACTIONS

     The prohibitions of Section 3A of this Code of Ethics shall not apply to:

     (a) Purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control.

     (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

     (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

     (d)  Purchases which are part of an automatic dividend reinvestment plan.

     (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchases or sales which receive the prior approval of the President, Vice President or Treasurer of the Fund because they are not potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

SECTION 3 _ PROHIBITIONS

     In determining the form and content of a prohibition, persons should bear in mind that Rule 17j-1 is not the exclusive source of restrictions on insider activities. Other provisions of the federal securities laws must also be considered. Employees of investment advisors, in particular, should be mindful of the anti-fraud and reporting provisions of the Investment Advisors Act of 1940, especially Section 204 and the rules thereunder.

     A. No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (a) is being considered for purchase or sale by the Fund; or (b) is being purchased or sold by the Fund; or (c) has been purchased or sold by the Fund within the most recent 15 days.

     B. It is unlawful for any Affiliated Person of or principal underwriter for a Fund, or any Affiliated Person of the Advisor or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

          (1)  To employ any device, scheme or artifice to defraud the Fund;

          (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

          (4)  To engage in any manipulative practice with respect to the Fund.

SECTION 4 _ REPORTING REQUIREMENTS OF ACCESS PERSONS

     4A.  Reports Required.   Unless excepted by paragraph 4B of this Section,



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          every Access Person of the Fund and every Access Person of the Advisor or principal underwriter for the Fund, will report to the Fund, Advisor or principal underwriter:

          (a)  Initial Holdings Reports.

               (i) As required by Section 10(5), not later than 10 days after the person becomes an Access Person, the Access Person shall complete either the Confidential Disclosure of Personal Holdings and Liabilities Form, attached hereto as Exhibit 1, or the Initial Holdings Report, attached hereto as Exhibit 1-A, which shall contain at a minimum the following information:

                    (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                    (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                    (3) The date that the report is submitted by the Access Person.

               (ii)      Exception:

                    (1) A Disinterested Director of the Fund who would be required to make a report solely by reason of being the Fund director need not make an initial report.

          (b)  Quarterly Transaction Reports.

               (i) As required by Section 10(5), not later than 10 days after the end of the calendar quarter, the Access Person shall complete the Quarterly Transactions Report, attached hereto as Exhibit 2, which shall contain at a minimum the following information:

                    (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:



                                        7


                         (A) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                         (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                         (C) The price of the Covered Security at which the transaction was effected;

                         (D) The name of the broker, dealer or bank with or through which the transaction was effected; and

                         (E) The date that the report is submitted by the Access Person.

                    (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                         (A) The name of the broker, dealer or bank with whom the Access Person established the account;

                         (B)  The date the account was established; and

                         (C) The date that the report is submitted by the Access Person.

               (ii)      Exceptions:

                    (1) A Disinterested Director of the Fund who would be required to make a report solely by reason of being the Fund director, need only make a quarterly transaction report if the director knew or, in the ordinary course of fulfilling his or her official duties as the Fund



                                         8



                         director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or the Advisor considered purchasing or selling the Covered Security.

                    (2) An Access Person to the Advisor need not make a quarterly transaction report to the Advisor if all the information in the report would duplicate information required to be recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Company Act of 1940.

                    (3) An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, Advisor or principal underwriter with respect to the Access Person in the time period required.

          (c)  Annual Holdings Reports.

               (i) As required by Section 10(5), annually, the Access Person shall complete either the Confidential Disclosure of Personal Holdings and Liabilities Form, attached hereto as
                    Exhibit 1, or the Annual Holdings Report, attached hereto as
                    Exhibit 3, which shall contain at a minimum the following information (which information will be current as of a date no more than 30 days before the report is submitted):

                    (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                    (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                    (3) The date that the report is submitted by the Access Person.

               (ii)      Exception:

                    (1) A Disinterested Director of the Fund who would be required to make a report solely by reason of being the Fund director need not make an annual report.


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     4B.   Exceptions from All Reporting Requirements.

          (a) An Access Person shall not be required to make any reports under this Section with respect to transactions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence or control.

          (b) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under this Section 4 if:

               (i) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or the Advisor of the Fund; and

               (ii) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of the Advisor of the Fund.

     4C. Review of Reports. Each Fund, Advisor and principal underwriter to which reports are required to be made by this Section 4 will institute procedures by which appropriate management or compliance personnel review these reports.

     4D. Notification of Reporting Obligation. Each Fund, Advisor and principal underwriter to which reports are required to be made by this Section 4 will identify all Access Persons who are required to make these reports and will inform those Access Persons of their reporting obligation.

     4E. Any report required by this Section may contain a statement that the report shall not be construed as an admission that the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     4F. Recordkeeping. The Fund and Advisor will maintain the following at its principal place of business:

          (a) A copy of each report made by an Access Person as required by this Section, including any information provided in lieu of the reports, will be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place; and

          (b) A record of all persons, currently or within the past five years, who are or were required to make reports under Section 4, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

SECTION 5 _ SANCTIONS

     Upon discovering a violation of this Code of Ethics, the board of directors of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code of Ethics and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of the Fund.

SECTION 6 _ 17 C.F.R. 270.17J-1

     The full text of Investment Company Act Rule 17j-1 in effect on October 29, 1999 is attached as Appendix I for ease of reference to the regulatory standard to which the parties and persons affected by the Code of Ethics must adhere.

SECTION 7 _ GENERAL FIDUCIARY PRINCIPLES

     The general fiduciary principles that govern person investment activities of our covered individuals under this Code of Ethics are: (1) the duty at all times to place the interest of Fund shareholders and Advisor clients first; (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any absence of an individual's position of trust and responsibility; and (3) the fundamental standard that the Fund and Advisor personnel should not take inappropriate advantage of their positions.

SECTION 8 _ APPLICABILITY OF RESTRICTIONS AND PROCEDURE

     This Code of Ethics should apply to certain sets or categories of personnel and under different circumstances as set forth in this section.

     1.   Different Categories of Personnel

          Portfolio Managers _ The first set includes portfolio managers _ those employees entrusted with direct responsibility and authority to make investment decisions affecting the Fund, and who, therefore, are the persons best informed about the Fund's investment plans and interests.

          Investment Personnel _ Any employee of the Fund or Advisor (or of any company in a control relationship to the Fund or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and any natural person who controls the Fund or Advisor and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. This includes portfolio managers as well as other investment personnel, such as the security analysts and traders who provide information and advise to a portfolio manager or who help execute the portfolio analysis decisions.

          Access Persons _ The third and largest set of employees includes all Access Persons, as this term is used in Rule 17j-1 and has been applied in the securities industry. In addition to all portfolio managers and other investment personnel, Access Persons include all individuals who, in the course of their normal work force duties, obtain information about an investment company's, investment advisory client's, or a principal underwriter's purchase or sale of securities. In keeping with the spirit of Rule 17j-1, the category of Access Persons will be construed broadly to include all employees of the companies bound by this Code of Ethics and members of their families with respect to the trading prohibitions of Section 3.

     2.   Consideration of Different Circumstances

               This Code of Ethics will not apply to personal transactions involving certain types of securities that do not implicate the policies of the Rule. Personal transactions involving small amounts of securities that have very high market capitalization and high average daily trading volume may have an exception from this Code of Ethics, although the general rule will be broad applicability for all transactions.

               An Access Person who is also an investment advisory client of the companies bound by this Code of Ethics may be exempt from this Code of Ethics when a security transaction is undertaken as part of the conduct of the portfolio in the ordinary course of business for that account and for advisory clients with similar investment objectives and assets allocation policies.

SECTION 9 _ SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   Initial Public Offerings

               This Code of Ethics prohibits investment personnel from acquiring any securities in an initial public offering in order to preclude any possibility of their profiting improperly from their positions on behalf of an investment company.

     2.   Limited Offering

               This Code of Ethics requires express prior approval from the Fund or Advisor of any direct or indirect acquisition of beneficial ownership of any securities by investment personnel in a Limited Offering. This prior approval should take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders or an investment advisory client, and whether the opportunity is being offered to an individual by virtue of his or her position with those companies. Investment personnel who have been authorized to acquire securities in a Limited Offering should be required to disclose that investment when they play a part in the Fund's or investment advisory client's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer should be subject to an independent review by investment personnel with no personal interest in the issuer.

     3.   Blackout Periods

               This Code of Ethics prohibits any Access Person from executing a securities transaction on a day during which any investment company in his or her complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, this Code of Ethics prohibits any portfolio manager from buying or selling a security within at least seven calendar days before or after an investment company that he or she manages trades in that security.
          Any profits realized on trades within the proscribed periods should be required to be disgorged.

     4.   Ban on Short-Term Trading Profits

               This Code of Ethics prohibits all investment personnel from profiting on the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days. Any profits realized on such short-term trades will be required to be disgorged.

     5.   Gifts

               This Code of Ethics prohibits investment personnel from receiving any gifts of anything of more than de minims value from any person or entity that does business with or on behalf of the Fund or Advisor.

     6.   Service as a Director

               This Code of Ethics prohibits investment personnel from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders and the Advisor. In the relatively small number of instances in which board service is authorized, investment personnel serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

SECTION 10 _ COMPLIANCE PROCEDURES

     1.   Preclearance

               This Code of Ethics requires all Access Persons to "preclear" personal securities investments before such transactions are initiated.

     2.   Records of Securities Transactions

               This Code of Ethics requires all Access Persons to direct their brokers, or other financial intermediaries that may pay for, hold, or receive securities, to supply to a designated compliance official for the Fund and/or Advisor, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

     3.   NASD Rulemaking _ Opening of Accounts

               Upon adoption by the NASD of the appropriate Rule, this Code of Ethics requires all broker dealers to notify a registered investment advisor when any of its employees opens a brokerage account. Employees are hereby required to notify their employer that they have initiated an account opening at a broker, bank or other financial intermediary, and each employee will acknowledge that written instructions have been given to the broker or financial intermediary to send regular or normal transaction confirmations and statements of account to the employer.

     4.   Post-trade Monitoring

               The Fund and Advisor will implement appropriate procedures to monitor investment activity by Access Persons after preclearance has been granted. The system of procedures will seek to identify patterns of personal securities trading occurring before Fund or advisory clients trade. The system of procedures may involve sampling and comparison of trading activities of various accounts and individuals within our office environment.

     5.   Disclosure of Personal Holdings and Liabilities

               Under Section 4, this Code of Ethics requires that all employees of the Fund, the Advisor, and the principal underwriter, if any, disclose all personal securities holdings and personal financial liabilities upon commencement of employment and thereafter on an annual basis. Section 4 also requires quarterly transaction reports and updates for such individuals.

     6.   Certification of Compliance With Code of Ethics

               This Code of Ethics requires all Access Persons be required to certify annually that they have read and understand this Code and that they recognize that they are subject thereto. Further, Access Persons should be required to certify annually that they have complied with the requirements of this Code of Ethics and they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

               This Code of Ethics also requires the Fund, Advisor and principal underwriter, if any, to certify, when adopting or making any material changes to its code, that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

     7.   Review By the Board of Directors

               The management of the Fund, the Advisor and principal underwriter, if any, will prepare a written annual report to the Board of Directors of the Fund that, at a minimum _

          (a) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (b) identifies any violations requiring significant remedial action during the past year and the sanctions imposed in response to the violations;

          (c) identifies any recommended changes in existing restrictions or procedures based upon the Fund's, Advisor's or principal underwriter's experience under the code of ethics, evolving industry practices, or developments in applicable laws or regulations; and

          (d) certifies that the Fund, Advisor or principal underwriter, if any, has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

          The Fund and Advisor will maintain a copy of each report at its principal place of business for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

     8.   Additional Disclosure

               The Fund will disclose in its Prospectus whether or not Access Persons are permitted to engage in personal securities transactions, and, if so, subject to what general restrictions and procedures. The Fund will also provide in its Prospectus whether it, the Advisor and principal underwriter, if any, has adopted codes of ethics and will file such codes as exhibits to its registration statement.

SECTION 11 _ TRANSITIONAL PERIOD

     The management and employees of the Fund, the Advisor will be allowed a period from the date of adoption of this Restated Code of Ethics until March 1, 2000 to comply with Sections 4A(a), 4C, 4D and 4F(b), Section 9(2) and Section 10(8). The management and employees of the Fund and Advisor will be allowed a period from the date of adoption of this Restated Code of Ethics until April 10, 2000 to supply the new information required under Section 4A(b) and until September 1, 2000 to comply with Section 4A(c), Section 10(7) and Section 16.

SECTION 12 _ AUTHORIZERS FOR PRECLEARANCE

     The President of the Fund and Advisor is the primary authorizing person for preclearance of personal securities transactions. In the absence or non-availability of the President, two officers elected at the last Annual Meeting of the Board of Directors for the respective companies may sign the authorization for a preclearance of a personal security transaction.

SECTION 13 _ FILING OF REPORTS BY PORTFOLIO MANAGERS, INVESTMENT PERSONNEL, ACCESS PERSONS AND OTHER PERSONS AND ENTITIES

     Reports required to be filed under this Code of Ethics should be directed to the President of the Fund and the Advisor. The President may delegate review functions of these materials to officers or agents elected or appointed by the Board of Directors of the respective companies.

SECTION 14 _ DISCIPLINE

     Employees and other persons who willfully violate this Code of Ethics may expect disciplinary action appropriate to the situation involved. Penalties applied by other investment advisors and investment companies are published in industry association communications and SEC releases. These disciplinary actions should be described as harsh in the context of our subject companies; nonetheless, they could form the basis of actions and fine assessments taken by the management and directors of the entities bound by this Code of Ethics.

SECTION 15 _ CONFIDENTIALITY

     Reports that are filed by persons or entities under this Code of Ethics will be handled in a confidential manner. The information will be reviewed only by senior corporate officers on a need to know basis or by a certified public accountant or attorney if the entities adopting this Code of Ethics desire to retain outside reviewers to prepare summary reports.

SECTION 16 _ ADOPTION AND APPROVAL OF CODE OF ETHICS

     1. This Code will be approved by the Board of Directors of the Fund, including a majority of directors who are not interested persons. The Board of Directors of the Fund will also approve any material changes to this Code no later than six months after the adoption of the material change.

     2. The code of ethics of an Advisor or principal underwriter, if any, will be approved by the Board of Directors of the Fund before initially retaining the services of the Advisor or principal underwriter. The Board of Directors of the Fund will approve any material changes to these codes of ethics no later than six months after the adoption of the material change.

     3. Before approving the codes or any material changes to the codes, the Board of Directors of the Fund will receive a certification from the Fund, Advisor or principal underwriter in accordance with the requirements of Section 10(6).

     4. The Fund, Advisor and principal underwriter will maintain a copy of its current code of ethics and any code of ethics that was in effect within the past five years in an easily accessible place at its principal place of business.





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                                   APPENDIX I

                            FULL TEXT OF RULE 17J-1
                             INVESTMENT COMPANY ACT
                              17 C.F.R. 270.17J-1
                          (EFFECTIVE OCTOBER 29, 1999)

S 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.

(a)  Definitions.   For purposes of this section:

     (1)  Access Person means:

          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

               (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (2)  Advisory Person of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

     (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end Funds.

     (5) Fund means an investment company registered under the Investment Company Act.

     (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

     (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

          (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities
          Act of 1933.

     (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (10) Security Held or to be Acquired by a Fund means:

          (i)  Any Covered Security which, within the most recent 15 days:

               (A)  Is or has been held by the Fund; or

               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b)  Unlawful Actions.   It is unlawful for any affiliated person of or
     principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

(c)  Code of Ethics.

     (1)  Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

          (iii)If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     (2)  Administration of Code of Ethics.

          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

               (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     (3)  Exception for Principal Underwriters. The requirements of paragraphs
          (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

          (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)  Reporting Requirements of Access Persons.

     (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3) The price of the Covered Security at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (2)  The date the account was established; and

                    (3) The date that the report is submitted by the Access Person.

          (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (C)  The date that the report is submitted by the Access Person.

     (2)  Exceptions from Reporting Requirements.

          (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

               (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and

               (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

          (iii)An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

               (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

               (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

          (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under SS 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

          (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
          (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under S 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the

          Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)  Recordkeeping Requirements.

     (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                   EXHIBIT 1

                                  CONFIDENTIAL

                DISCLOSURE OF PERSONAL HOLDINGS AND LIABILITIES


     Section 10(5) of the Restated Code of Ethics of Bridges Investment Counsel, Inc. and Bridges Investment Fund, Inc. (the "Companies") requires all investment advisor and investment company employees to disclose all personal securities holdings and personal financial liabilities upon commencement of employment and annually thereafter. In fulfillment of this requirement, the Companies require all employees to complete the attached Financial Report (which is taken from the Interagency Biographical and Financial Report used by the Federal Banking Agencies) on a confidential basis. This certification form and the Financial Report will be submitted to Mr. Stan Matzke, Jr., who will review them on behalf of the Companies and may prepare a confidential report and review any issues raised thereby on a confidential basis with the Chairman of the Audit Committee of each respective company, and as deemed appropriate, with the Compliance Officer of such institution.

     In accordance with this requirement, I, the undersigned employee, hereby certify to the Companies that the attached Biographical and Financial Report is true and correct to the best of my knowledge and belief. This information is submitted by me to the Companies on a confidential basis.


Dated:



                                          Signature



                                          Print Name of Employee

                                  EXHIBIT 1-A

                         BRIDGES INVESTMENT FUND, INC.
                        BRIDGES INVESTMENT COUNSEL, INC.
                            INITIAL HOLDINGS REPORT


Name:     ________________________________
Date:     __________________

     This Initial Holdings Report shall be completed no later than 10 days after the undersigned becomes an Access Person.

Covered Securities1
Please complete the following for Covered Securities in which you had any direct or indirect beneficial ownership as of the date you became an Access Person.



Title of Securities        Number of Shares           Principal Amount (for debt
                                                      securities)
____________________       _________________          ________________________

____________________       _________________          ________________________

____________________       _________________          ________________________




1 A security as defined in section 2(a)(36) of the Investment Company Act, except that it does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end investment companies registered under the Investment Company Act.





                                       2



Account Institutions
Please list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an Access Person.

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________



     I hereby certify that the above information is true and correct to the best of my knowledge and belief. This information is submitted on a confidential basis.



                                   _____________________________
                                   (signature)

                                   EXHIBIT 2

                         BRIDGES INVESTMENT FUND, INC.
                        BRIDGES INVESTMENT COUNSEL, INC.
                         QUARTERLY TRANSACTIONS REPORT

Name:     ________________________________
Date:     __________________

     This Quarterly Transactions Report shall be completed no later than 10 days after the end of the calendar quarter.

Covered Securities1

Please complete the following for transactions in Covered Securities in which you had any direct or indirect beneficial ownership during the previous calendar quarter.

If you had no transactions in Covered Securities during the previous calendar quarter, write "none" on the following line: ___________________________.





Date of     Title of      Number of Principal Amount,     Nature of        Price          Name of broker,
Transaction Securities    Shares    Interest Rate and     Transaction      (purchase/sale dealer or bank
                                    Maturity Debt (for    (purchase, sale                 through which the
                                    debt securities)      or any other                    transaction was
                                                          type of                         effected
                                                          acquisition or
                                                          disposition)




__________  __________   _________   ______________      _____________     ______________   _______________

__________  __________   _________   ______________      _____________     ______________   _______________

__________  __________   _________   ______________      _____________     ______________    ______________








1 A security as defined in section 2(a)(36) of the Investment Company Act, except that it does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end investment companies registered under the Investment Company Act.



Account Institutions

Please list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit during the previous quarter .

_________________________________________     _______________________________

__________________________________________    _______________________________

__________________________________________     ______________________________

_________________________________________      _______________________________

     I hereby certify that the above information is true and correct to the best of my knowledge and belief. This information is submitted on a confidential basis.

                                             _____________________________
                                             (signature)

                                   EXHIBIT 3

                         BRIDGES INVESTMENT FUND, INC.
                        BRIDGES INVESTMENT COUNSEL, INC.
                             ANNUAL HOLDINGS REPORT

Name:     ________________________________
Date:     __________________


Covered Securities1
Please complete the following for Covered Securities in which you had any direct or indirect beneficial ownership within 30 days of the date of this report.


Title of Securities        Number of Shares           Principal Amount (for debt
                                                      securities)


___________________        _________________          _____________________

___________________        _________________          _____________________

___________________        _________________          _____________________






1 A security as defined in section 2(a)(36) of the Investment Company Act, except that it does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end investment companies registered under the Investment Company Act.







                                   2




Account Institutions


Please list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit within 30 days of the date of this report.

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________

________________________________        _____________________________


     I hereby certify that the above information is true and correct to the best of my knowledge and belief. This information is submitted on a confidential basis.






                                   _____________________________
                                   (signature)